NovaStar Financial, Inc. Announces Change in Management Responsibilities

KANSAS CITY, Mo., March 28, 2006 -- NovaStar Financial, Inc. (NYSE: NFI), a residential mortgage lender and portfolio investor, today announced the promotion of Todd M. Phillips to Vice President, Treasurer and Controller (Chief Accounting Officer) reporting to Greg Metz, the company’s Chief Financial Officer. The promotion will be effective on April 12, 2006. In his new role, Mr. Phillips will have responsibility for all accounting and treasury functions of the enterprise, including accounting policy and external financial reporting. Rodney E. Schwatken, who has held the Treasurer and Controller (Chief Accounting Officer) position since 1997, will assume a new role with NovaStar Financial, as Vice President – Strategic Initiatives, reporting directly to Scott Hartman, the company’s Chief Executive Officer.

Mr. Phillips has 11 years of experience and has held various positions within the finance and accounting area of NovaStar, most recently as Assistant Vice President and Assistant Treasurer. Prior to joining NovaStar in 2002, Mr. Phillips had worked in accounting at NovaMed Inc., a publicly traded company, and in the audit practice of KPMG LLP.

“Todd Phillips’ leadership skills, accounting experience and detailed knowledge of our business make him ideal for the role of Treasurer and Controller. He will continue to emphasize clear reporting of performance, giving management and shareholders the financial information they need in an industry that can be complex,” stated Mr. Metz.

“Rodney’s experience in financial reporting, securitization and capital markets give him a unique perspective as NovaStar evaluates opportunities at a time of change in our industry,” Mr. Metz added.

About NovaStar

NovaStar Financial, Inc. (NYSE: NFI) is a specialty finance company that originates, purchases, invests in and services residential nonconforming loans. The company specializes in single-family mortgages, involving borrowers whose loan size, credit details or other circumstances fall outside conventional mortgage agency guidelines. A Real Estate Investment Trust (REIT) founded in 1996, NovaStar efficiently brings together the capital markets, a nationwide network of mortgage brokers and American families financing their homes. NovaStar is headquartered in Kansas City, Missouri, and has lending operations nationwide.

For more information, including quarterly portfolio data, please visit our website at www.novastarmortgage.com.

Certain matters discussed in this release constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are those that predict or describe future events and that do not relate solely to historical matters. Forward-looking statements are subject to risks and uncertainties and certain factors can cause actual results to differ materially from those anticipated. Some important factors that could cause actual results to differ materially from those anticipated include: our ability to generate sufficient liquidity on favorable terms; the size and frequency of our securitizations; interest rate fluctuations on our assets that differ from our liabilities; increases in prepayment or default rates on our mortgage assets; changes in assumptions regarding estimated loan losses and fair value amounts; changes in origination and resale pricing of mortgage loans; our compliance with applicable local, state and federal laws and regulations or opinions of counsel relating thereto and the impact of new local, state or federal legislation or regulations or opinions of counsel relating thereto or court decisions on our operations; the initiation of margin calls under our credit facilities; the ability of our servicing operations to maintain high performance standards and maintain appropriate ratings from rating agencies; our ability to expand origination volume while maintaining an acceptable level of overhead; our ability to adapt to and implement technological changes; the stability of residual property values; the outcome of litigation or regulatory actions pending against us or other legal contingencies; the impact of losses resulting from natural disasters; the impact of general economic conditions; and the risks that are from time to time included in our filings with the SEC, including our Annual Report on Form 10-K, for the year ended December 31, 2005. Other factors not presently identified may also cause actual results to differ. This document speaks only as of its date and we expressly disclaim any duty to update the information herein.

Investor Relations Contact

Jeffrey A. Gentle

816.237.7424